Filed Pursuant to Rule 424(b)(3)
Registration No. 333-236678

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $0.01 per share	(1)	(2)	$100,000,000	$12,980.00(3)

(1)

There are being registered hereunder such indeterminate number of shares of the Registrant’s common stock as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The maximum aggregate offering price per share of common stock will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)

Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act and relates to the Registration Statement on Form S-3 (File No. 333-236678) filed by the Registrant on February 27, 2020.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 27, 2020)

KOPPERS HOLDINGS INC.

Up to $100,000,000

Common Stock

We have entered into an at the market sales agreement with B. Riley FBR, Inc., or B. Riley FBR, as our sales agent, relating to the shares of common stock of Koppers Holdings Inc., par value $0.01, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of common stock having an aggregate offering price of up to $100,000,000 from time to time through or to our sales agent.

Our common stock trades on the New York Stock Exchange under the symbol “KOP.” On February 26, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $23.57 per share.

Sales of shares of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation of our sales agent for sales of common stock shall be a commission rate equal to 2.0% of the gross sales price per share of common stock. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

In connection with the sale of common stock on our behalf, B. Riley FBR will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley FBR with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The sales agent is not required to sell any specific number or dollar amount of common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the sales agreement, to sell the common stock offered, as instructed by us. The offering of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all common stock subject to the sales agreement or (ii) the termination of the sales agreement by us or by the sales agent pursuant to the terms of the sales agreement.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR

The date of this prospectus supplement is February 27, 2020.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement and the information incorporated herein by reference may add, update or change information in the accompanying prospectus. You should read the entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference herein and therein that are described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If there is any inconsistency between the information in this prospectus supplement and the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering. Neither we nor B. Riley FBR have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of the date of the respective document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf and the documents incorporated by reference in this prospectus supplement in their entirety before making any investment decision.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s estimates, independent publications, government publications, reports by market

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research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf, and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “Koppers,” “we,” “us,” “our” and the “Company” refer to Koppers Holdings Inc. and its consolidated subsidiaries. The use of these terms is not intended to imply that Koppers Holdings Inc. and its subsidiaries are not separate and distinct legal entities from each other and from their respective subsidiaries.

In this prospectus supplement, references to our “common stock” refer to the common stock, par value $0.01, of Koppers Holdings Inc., and references to “dollars” and “$” are to United States dollars. In addition, all references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe”, “anticipate”, “expect”, “estimate”, “may”, “will”, “should”, “continue”, “plans”, “intends”, “likely” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained in this prospectus supplement, the accompanying prospectus or any document incorporated herein or therein by reference are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things:

•	availability of and fluctuations in the prices of key raw materials, including coal tar, lumber and scrap copper;

•	the impact of changes in commodity prices, such as oil, copper and chemicals, on product margins;

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•	the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures;

•	our ability to operate within the limitations of our debt covenants;

•	capital market conditions, including interest rates, borrowing costs and foreign currency rate fluctuations;

•	general economic and business conditions, including demand for our goods and services;

•	potential difficulties in protecting intellectual property;

•	potential impairment of our goodwill and/or long-lived assets;

•	the effects of competition in the industries in which we operate, including locations of competitors and operating and market competition;

•

economic, political and environmental conditions in international markets, including governmental changes, tariffs, restrictions on trade and restrictions on the ability to transfer capital across countries;

•	changes in laws, including tax regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•	parties who are obligated to indemnify us for liabilities, including legal and environmental liabilities, fail to perform under their legal obligations;

•	unfavorable resolution of litigation against us; and

•	other factors discussed in documents filed by us with the SEC.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. You also should carefully review the factors discussed in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and our filings with the SEC that are incorporated by reference herein or therein, any of which could cause actual results to differ from those in any forward-looking statements included in or incorporated by reference into this prospectus supplement or the accompanying prospectus or that we otherwise make. You should understand, however, that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein may not in fact occur. Any forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus speak only as of the date of the applicable report, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events, except as otherwise required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We are a leading integrated global provider of treated wood products, wood treatment chemicals, and carbon compounds. Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber and construction industries. We serve our customers through a comprehensive global manufacturing and distribution network, with manufacturing facilities located in North America, South America, Australasia, China and Europe.

We operate three principal business segments: Railroad and Utility Products and Services (“RUPS”), Performance Chemicals (“PC”) and Carbon Materials and Chemicals (“CMC”).

We believe our three business segments command leading market positions. Through our RUPS business, we believe that we are the largest supplier of railroad crossties to the Class I railroads in North America. Through our CMC business, we believe we are the largest global supplier of creosote to the North American railroad industry. Through our PC business, we believe that we are the largest global manufacturer and supplier of water-based wood preservatives and wood specialty additives to treaters who supply the residential, agricultural and industrial pressure-treated wood markets.

Our RUPS and CMC operations are, to a substantial extent, vertically integrated. Through our CMC business, we process coal tar into a variety of products, including creosote, which is an intermediate material necessary in the pressure treatment of wood crossties and other related railroad products. The majority of the creosote we produce in North America and Europe is sold internally to our RUPS business for treating railroad crossties.

Our RUPS and PC operations are also vertically integrated. Through our PC business, we produce a variety of products, including chromated copper arsenate, which can be used in the pressure treatment of utility poles and pilings. A portion of the chromated copper arsenate we produce in North America and Australia is sold internally to our RUPS business for treating poles and pilings.

Corporate Information

Our principal offices are located at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219. Our telephone number is (412) 227-2001. We maintain a website at www.koppers.com. The information contained on or linked to or from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

THE OFFERING

Issuer	Koppers Holdings Inc.

Common stock offered by us pursuant to this prospectus	Shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $100,000,000.

Manner of offering	“At-the-market offerings” that may be made from time to time through or to B. Riley FBR, as sales agent or principal. See “Plan of Distribution” on page S-9.

Use of proceeds	We intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for the repayment of indebtedness under our senior secured revolving credit facility (the “Revolving Credit Facility”) and our secured term loan facility (the “Term Loan Facility”) as described under “Use of Proceeds.” Any net proceeds from this offering that are not used for the repayment of indebtedness as described above will be used for general corporate purposes. See “Use of Proceeds” on page S-8.

NYSE Stock Market Symbol	KOP

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully consider all the information included or incorporated by reference in this prospectus supplement prior to investing in our common stock. In particular, we urge you to carefully read the “Risk Factors” sections in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline, and you may lose part or all of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to Ownership of Our Common Stock

You might lose all of your investment.

Investing in our common stock involves a high degree of risk. As an investor, you might never recoup all, or even part of, your investment, and you may never realize any return on your investment. You must be prepared to lose all your investment.

Our stock price may be extremely volatile.

We have experienced volatility in the market price of our common stock. During the period from January 1, 2019 to February 26, 2020, the market price of our common stock has fluctuated from a high of $44.75 per share to a low of $16.51 per share. Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock could fluctuate significantly for various reasons, which include:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	adverse conditions in the financial markets or general economic conditions, including those resulting from war, incidents of terrorism and responses to such events;

•	sales of common stock by us, members of our management team or a significant shareholder;

•	changes in stock market analyst recommendations or earnings estimates regarding our common stock or other comparable companies; and

•	changes in our current dividend policy.

We cannot predict the extent to which investor interest in our company will continue to support an active trading market for our common stock on the New York Stock Exchange or otherwise or how liquid that market will continue to be. If there does not continue to be an active trading market for our common stock, you may have difficulty selling any of our common stock that you buy.

Future sales, or the perception of future sales, of a substantial amount of our common stock may depress the price of the shares of our common stock.

Future sales, or the perception or the availability for sale in the public market, of substantial amounts of our common stock could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities at a time and price that we deem appropriate.

We may issue shares of our common stock, or other securities, from time to time as consideration for future acquisitions and investments. We may also issue shares of our common stock, or other securities, in connection with employee stock compensation programs, employee stock purchase programs and board of directors’ compensation. In addition, we may issue shares of our common stock or other securities in public or private offerings as part of our efforts to raise additional capital. In the event any such acquisition, investment, issuance under stock compensation programs or offering is significant, the number of shares of our common stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be significant. We may also grant registration rights covering those shares or other securities in connection with any such acquisitions and investments. Any additional capital raised through the sale of our equity securities may dilute your percentage ownership in us.

We have not declared a dividend since November 2014.

We are not required to pay dividends, and our shareholders are not guaranteed, and do not have contractual rights, to receive dividends. Our board of directors may decide at any time, in its discretion, to change or revoke our dividend policy. We currently intend to use the annual cash savings from such dividend suspension to preserve financial flexibility while funding our strategic growth initiatives and debt repayments. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant.

The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on our operating results and may be restricted by, among other things, the covenants in the Revolving Credit Facility. Our ability to pay dividends also is limited by the indenture governing our outstanding 6.00% Senior Notes due 2025, as well as Pennsylvania law, and may in the future be limited by the covenants of any future outstanding indebtedness we or our subsidiaries incur. If a dividend is paid in violation of Pennsylvania law, each director approving the dividend could be liable to the corporation if the director did not act with such care as a person of ordinary prudence would use under similar circumstances. Directors are entitled to rely in good faith on information provided by employees of the corporation and experts retained by the corporation. Directors who are held liable would be entitled to contribution from any shareholders who received an unlawful dividend knowing it to be unlawful. Furthermore, we are a holding company with no operations, and unless we receive dividends, distributions, advances, transfers of funds or other payments from our subsidiaries, we will be unable to pay dividends on our common stock.

Provisions of our charter documents may inhibit a takeover, which could negatively affect our stock price.

Provisions of our charter documents and the Business Corporation Law of the Commonwealth of Pennsylvania, the state in which we are incorporated, could discourage potential acquisition proposals or make it more difficult for a third party to acquire control of our company, even if doing so might be beneficial to our shareholders. Our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”), and our Second Amended and Restated Bylaws (our “Bylaws”) provide for various procedural and other requirements that could make it more difficult for shareholders to effect certain corporate actions. For example, our Articles of Incorporation authorize our board of directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock without any vote or action by our shareholders. Our board of directors can therefore authorize, and we can issue, shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. The following additional provisions could make it more difficult for shareholders to effect certain corporate actions:

•

Our shareholders are able to remove directors only for cause by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors.

•

Under Pennsylvania law, cumulative voting rights are available to the holders of our common stock if our Articles of Incorporation have not negated cumulative voting. Our Articles of Incorporation provide that our shareholders do not have the right to cumulative votes in the election of directors.

•

Our Articles of Incorporation do not permit shareholder action without a meeting by consent except for the unanimous consent of all holders of our common stock. The Articles of Incorporation also provide that special meetings of our shareholders may be called only by the board of directors or the chairman of the board of directors.

•

Our Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

These provisions may discourage acquisition proposals and may make it more difficult or expensive for a third party to acquire a majority of our outstanding voting stock or may delay, prevent or deter a merger, acquisition, tender offer or proxy contest, which may negatively affect our stock price.

If securities analysts or industry analysts publish negative research or reports, or do not publish reports about our business, our share price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business and our industry. If one or more analysts adversely change their recommendation regarding our shares or our competitors’ stock, our share price may decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Our ability to raise capital in the future may be limited.

Our ability to raise capital in the future may be limited. Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common shareholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing shareholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future securities offerings diluting their interest and reducing the market price of our common stock.

Risks Related to this Offering

Our management will have discretion as to the use of proceeds from this offering in certain circumstances, and we may not use the proceeds effectively.

As of the date of this prospectus supplement, we are subject to certain mandatory prepayment obligations under our Term Loan Facility. In particular, until such time as the outstanding balance under the Term Loan Facility is less than $50.0 million, we are required to apply all of the net cash proceeds from certain equity issuances, including issuances of shares of common stock offered under this prospectus, to prepay outstanding amounts under the Term Loan Facility. As of December 31, 2019, we had approximately $82.5 million of outstanding borrowings under the Term Loan Facility. The outstanding balance under the Term Loan Facility will be reduced from time to time as a result of regularly scheduled principal payments and other prepayments in accordance with the terms of the Term Loan Facility. If the outstanding balance under the Term Loan Facility is less than $50.0 million, we will not be subject to any mandatory prepayment under the Term Loan Facility. We currently are not subject to similar mandatory prepayment obligations with respect to our other indebtedness as of the date of this prospectus supplement.

While we intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for the repayment of indebtedness under the Revolving Credit Facility and the Term Loan Facility, as described under “Use of Proceeds,” our management will have discretion in the application of the net proceeds from this offering, if any, if there are no applicable mandatory prepayment obligations at the time when we issue and sell shares in this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses in such circumstances, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

The shares of our common stock offered under this prospectus supplement and the accompanying prospectus will be sold in “at-the-market” offerings, and investors who buy shares at different times likely will pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times likely will pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we and our sales agent mutually may agree to sell shares of our common stock under a transaction acceptance at any time throughout the term of the sales agreement. The number of shares that are sold by B. Riley FBR after agreement on the terms of the transaction acceptance will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with our sales agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that ultimately will be issued and sold under the sales agreement.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our sales agreement with B. Riley FBR or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $100,000,000 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with B. Riley FBR as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for the repayment of indebtedness under the Revolving Credit Facility and the Term Loan Facility. The Revolving Credit Facility and the Term Loan Facility expire on May 1, 2024. The Revolving Credit Facility has a variable interest rate that is based on LIBOR. The Term Loan Facility has a variable interest rate that is based on, at our option, a base rate or a euro rate, in either case plus an applicable margin. As of December 31, 2019, we had outstanding borrowings of approximately $329.0 million under the Revolving Credit Facility and approximately $82.5 million under the Term Loan Facility. Under the terms of the Term Loan Facility, until such time as the outstanding balance under the Term Loan Facility is less than $50.0 million, we are required to apply all of the net cash proceeds from certain equity issuances, including issuances of shares of common stock offered under this prospectus, to prepay outstanding amounts under the Term Loan Facility. The outstanding balance under the Term Loan Facility will be reduced from time to time as a result of regularly scheduled principal payments and prepayments in accordance with the terms of the Term Loan Facility. If the outstanding balance under the Term Loan Facility is less than $50.0 million, we will not be subject to any mandatory prepayment under the Term Loan Facility. We are not subject to any similar mandatory prepayment obligations with respect to our other indebtedness as of the date of this prospectus.

Any net proceeds from this offering that are not used for the repayment of indebtedness as described above will be used for general corporate purposes. General corporate purposes may include any of the following:

•	repaying, redeeming or refinancing debt;

•	providing working capital;

•	funding capital expenditures;

•	repurchasing our securities; or

•	paying for possible acquisitions or the expansion of our business.

The amounts and timing of our use of proceeds will vary depending on many factors, including the outstanding balance under the Term Loan Facility, regulatory developments, the amount of cash generated or used by our operations and the rate of growth, if any, of our business. As a result, subject to our compliance with the terms of the Term Loan Facility and any other limitations that may apply in the future, we will retain discretion in the allocation of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement and the accompanying prospectus, and investors will be relying on the judgment of our management regarding the application of the proceeds.

We temporarily may invest the net proceeds that we receive from this offering in short-term, interest-bearing instruments or use those net proceeds to repay short-term debt until we can use the net proceeds or replacement funds for their intended purposes.

PLAN OF DISTRIBUTION

We have entered into an at market issuance sales agreement, or sales agreement, with B. Riley FBR under which we may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $100,000,000 from time to time through or to B. Riley FBR, as sales agent or principal. B. Riley FBR may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock under the sales agreement, we will notify B. Riley FBR of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, and any minimum price below which sales may not be made. Once we have so instructed B. Riley FBR, unless B. Riley FBR declines to accept the terms of such notice, B. Riley FBR has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley FBR under the sales agreement to sell our common stock are subject to a number of customary conditions that we must meet.

Settlement for shares of our common stock will occur on the second trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley FBR may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay B. Riley FBR a commission of 2.0% of the gross proceeds from each sale. We also agreed to reimburse B. Riley FBR for its reasonable and documented legal expenses in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $50,000 in the aggregate and have agreed to reimburse B. Riley FBR an amount not to exceed $2,500 per quarter during the term of the sales agreement for legal fees to be incurred by B. Riley FBR. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, B. Riley FBR will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley FBR will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley FBR with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to B. Riley FBR and expense reimbursement under the terms of the sales agreement, will be up to approximately $400,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as described therein. We and B. Riley FBR may each terminate the sales agreement at any time upon five days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.

To the extent required by Regulation M under the Exchange Act, B. Riley FBR will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

In addition, the sales agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of common stock, or (ii) sell, bid for, or purchase common stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the common stock under the sales agreement other than B. Riley FBR.

LEGAL MATTERS

K&L Gates LLP, Pittsburgh, Pennsylvania, will pass upon certain legal matters relating to this offering. Duane Morris LLP, New York, New York, is acting as counsel to the sales agent in connection with this offering.

EXPERTS

The consolidated financial statements of Koppers Holdings Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, are incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the Company’s method of accounting for leases.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are a reporting company, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and our reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We maintain a website at www.koppers.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any information we incorporate in this manner is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document, except to the extent updated and superseded by information contained either in this prospectus supplement, the accompanying prospectus or in a later dated document incorporated by reference in this prospectus supplement or the accompanying prospectus. Some information that we will file with the SEC after the date of this prospectus supplement and until we sell all of the securities covered by this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We incorporate by reference the following documents or information that we have filed or will file with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 27, 2020;

•	Current Reports on Form 8-K filed on January 6 , 2020 and February 18, 2020;

•	Description of our common stock contained in our registration statement on Form 8-A dated January 27, 2006; and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time we sell all of the securities covered by this prospectus supplement, including between the date of this prospectus supplement and the date on which the offering of the securities under this prospectus supplement is terminated, except as noted below.

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement or the accompanying prospectus.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. You should not consider information contained on, or that can be accessed through, our website to be part of this prospectus supplement, the accompanying prospectus or the related registration statement.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract or other document, those provisions are qualified in all respects by reference to all of the provisions of that contract or other document. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. For a more complete understanding and description of each such contract or other document, we urge you to read the documents contained in the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

You may request a copy of any or all documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus or the accompanying prospectus at no cost, by telephoning or writing us at the following:

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

Attention: Secretary

You may also review a copy of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and its exhibits through the SEC’s website.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate only as of the date on the front of this prospectus supplement and that any information we have incorporated by reference or included in this prospectus supplement is accurate only as of the date given in the document incorporated by reference or this prospectus supplement, as applicable, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer to sell, from time to time in one or more series:

•	senior or subordinated debt securities;

•	common stock;

•	preferred stock;

•	depositary shares representing preferred stock;

•	warrants to purchase debt securities, common stock or preferred stock;

•	purchase contracts; or

•	units.

Any debt securities, preferred stock and warrants offered under this prospectus may be convertible into or exercisable or exchangeable for our common stock, preferred stock or other securities. We may sell any combination of these securities in one or more offerings on terms to be determined at the time of offering.

Our common stock is listed on the New York Stock Exchange under the symbol “KOP.” If we decide to seek a listing of any securities offered under this prospectus, we will disclose the exchange or market on which the securities will be listed or where we have made an application for listing in one or more supplements to this prospectus.

We may sell these securities directly to purchasers, through dealers or agents designated from time to time or to or through one or more underwriters, on a continuous or delayed basis. If any offering involves dealers, agents or underwriters, our arrangements with them will be described in a prospectus supplement relating to that offering.

This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time that we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities and the manner in which they may be offered, which may add to or update the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference into this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

An investment in the securities offered for sale under this prospectus may involve a high degree of risk. See “Risk Factors” on page 2 in this prospectus, any similarly titled section included in any applicable prospectus supplement and any risk factors set forth in our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this prospectus and any applicable prospectus supplement before making your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 27, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using an automatic “shelf” registration process. Under this shelf registration process, we may offer, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information in that registration statement. For further information about our business and the securities that may be offered under this prospectus, you should refer to the registration statement and its exhibits, as well as the information incorporated by reference into the registration statement. The exhibits to the registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these contracts and documents. These summaries are qualified in all respects by reference to all of the provisions contained in the applicable contract or document. The registration statement and its exhibits, as well as the documents incorporated by reference into the registration statement, can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides a general description of the securities that we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. We also may update or amend in a prospectus supplement any of the information contained or incorporated by reference into this prospectus. To the extent inconsistent, information in this prospectus is superseded by the information in any applicable prospectus supplement. If the information set forth in this prospectus or any applicable prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document. This prospectus, together with any applicable prospectus supplement, the registration statement of which this prospectus forms a part and the documents incorporated by reference in this prospectus, any applicable prospectus supplement and the registration statement of which this prospectus forms a part, includes all material information relating to any offering of securities under this prospectus. Please read carefully both this prospectus and any applicable prospectus supplement, together with the registration statement of which this prospectus forms a part and the additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference or included in any applicable prospectus supplement is accurate only as of the date given in the document incorporated by reference or the applicable prospectus supplement, as the case may be, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any offer of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Company,” “we,” “us” and “our” refer to Koppers Holdings Inc., a Pennsylvania corporation, together with our wholly-owned subsidiaries, except where the context indicates otherwise. The use of these terms is not intended to imply that Koppers Holdings Inc. and its subsidiaries are not separate and distinct legal entities from each other and from their respective subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein or therein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe”, “anticipate”, “expect”, “estimate”, “may”, “will”, “should”, “continue”, “plans”, “intends”, “likely” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained in this prospectus, any prospectus supplement and the documents incorporated herein or therein are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things:

•	availability of and fluctuations in the prices of key raw materials, including coal tar, lumber and scrap copper;

•	the impact of changes in commodity prices, such as oil, copper and chemicals, on product margins;

•	the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures;

•	our ability to operate within the limitations of our debt covenants;

•	capital market conditions, including interest rates, borrowing costs and foreign currency rate fluctuations;

•	general economic and business conditions, including demand for our goods and services;

•	potential difficulties in protecting intellectual property;

•	potential impairment of our goodwill and/or long-lived assets;

•	the effects of competition in the industries in which we operate, including locations of competitors and operating and market competition;

•

economic, political and environmental conditions in international markets, including governmental changes, tariffs, restrictions on trade and restrictions on the ability to transfer capital across countries;

•	changes in laws, including tax regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•	parties who are obligated to indemnify us for liabilities, including legal and environmental liabilities, fail to perform under their legal obligations;

•	unfavorable resolution of litigation against us; and

•	other factors discussed in documents filed by us with the SEC.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. You also should carefully review the factors discussed in the “Risk Factors” section of any applicable prospectus supplement and our filings with the SEC that are incorporated by reference into this prospectus and any applicable prospectus supplement, any of which could cause actual results to differ from those in any forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. You should understand, however, that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated herein by reference may not in fact occur. Any forward-looking statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus and any applicable prospectus supplement speak only as of the date of the applicable report, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events, except as otherwise required by law.

v

SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

We are a leading integrated global provider of treated wood products, wood treatment chemicals, and carbon compounds. Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber and construction industries. We serve our customers through a comprehensive global manufacturing and distribution network, with manufacturing facilities located in North America, South America, Australasia, China and Europe.

We operate three principal business segments: Railroad and Utility Products and Services (“RUPS”), Performance Chemicals (“PC”) and Carbon Materials and Chemicals (“CMC”).

We believe our three business segments command leading market positions. Through our RUPS business, we believe that we are the largest supplier of railroad crossties to the Class I railroads in North America. Through our CMC business, we believe we are the largest global supplier of creosote to the North American railroad industry. Through our PC business, we believe that we are the largest global manufacturer and supplier of water-based wood preservatives and wood specialty additives to treaters who supply the residential, agricultural and industrial pressure-treated wood markets.

Our RUPS and CMC operations are, to a substantial extent, vertically integrated. Through our CMC business, we process coal tar into a variety of products, including creosote, which is an intermediate material necessary in the pressure treatment of wood crossties and other related railroad products. The majority of the creosote we produce in North America and Europe is sold internally to our RUPS business for treating railroad crossties.

Our RUPS and PC operations are also vertically integrated. Through our PC business, we produce a variety of products, including chromated copper arsenate, which can be used in the pressure treatment of utility poles and pilings. A portion of the chromated copper arsenate we produce in North America and Australia is sold internally to our RUPS business for treating poles and pilings.

Our principal offices are located at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219. Our telephone number is (412) 227-2001. We maintain a website at www.koppers.com. The information contained on or linked to or from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making an investment decision, you should carefully consider the risks and uncertainties discussed under “Risk Factors” in any applicable prospectus supplement or our filings with the SEC which are incorporated by reference in this prospectus and any applicable prospectus supplement, together with all of the other information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus and any applicable prospectus supplement.

The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are those that we believed as of the date of the applicable document to be risks which may materially affect our company. Additional risks and uncertainties not then known to us, or that we then believed to be immaterial, may also materially and adversely affect our business, financial condition and results of operations. If any of the risks or uncertainties described in any applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

As of the date of this prospectus, we are subject to certain mandatory prepayment obligations under our secured term loan facility (the “Term Loan Facility”). In particular, until such time as the outstanding balance under the Term Loan Facility is less than $50.0 million, we are required to apply all of the net cash proceeds from certain equity issuances to prepay outstanding amounts under the Term Loan Facility. As of December 31, 2019, we had approximately $82.5 million of outstanding borrowings under the Term Loan Facility. The outstanding balance under the Term Loan Facility will be reduced from time to time as a result of regularly scheduled principal payments and other prepayments in accordance with the terms of the Term Loan Facility. If the outstanding balance under the Term Loan Facility is less than $50.0 million, we will not be subject to any mandatory prepayment under the Term Loan Facility. We currently are not subject to other mandatory prepayment obligations with respect to our other indebtedness as of the date of this prospectus.

Subject to our compliance with the terms of the Term Loan Facility and any other limitations that may apply in the future, we will retain discretion over the use of the net proceeds to us from the sale of our securities that are offered under this prospectus. Unless we indicate otherwise in an applicable prospectus supplement, we anticipate that any net proceeds to us from the sale of securities offered under this prospectus will be used for general corporate purposes.

General corporate purposes may include any of the following:

•	repaying, redeeming or refinancing debt;

•	providing working capital;

•	funding capital expenditures;

•	repurchasing our securities; or

•	paying for possible acquisitions or the expansion of our business.

We temporarily may invest the net proceeds that we receive from any offering of securities under this prospectus in short-term, interest-bearing instruments or use those net proceeds to repay short-term debt until we can use the net proceeds or replacement funds for their stated purposes. We will set forth in the applicable prospectus supplement relating to any offering of securities under this prospectus a more detailed description of our intended use for the net proceeds received from our sale of any securities in that offering.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that may be offered from time to time under this prospectus. While we expect that the terms we have summarized below generally will apply to any future debt securities that may be offered under this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in an applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms we describe below.

We may issue secured or unsecured debt securities offered under this prospectus, which may be senior or subordinated. The debt securities may be convertible and may be issued in one or more series. The senior debt securities will be issued under one or more senior indentures that the issuer will enter into with the trustee named in the senior indenture(s). The subordinated debt securities will be issued under one or more subordinated indentures that the issuer will enter into with the trustee named in the subordinated indenture(s). We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part. The terms of the debt securities will include those set forth in the applicable indenture, any related supplemental indenture and any related securities documents that are made a part of the indenture by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture, any supplemental indenture and any related security documents in their entirety before investing in any of our debt securities offered under this prospectus. We use the term “indentures” to refer to both the senior indentures and the subordinated indentures.

The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either the trustee with respect to senior debt securities or the trustee with respect to subordinated debt securities, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures and any supplemental indenture or related document applicable to a particular series of debt securities. The particular terms of any debt securities that we may offer under this prospectus, as well as the terms of the relevant indenture and any applicable supplement to that indenture, may vary from the terms described below. We urge you to read the applicable prospectus supplements related to the debt securities that are offered under this prospectus, as well as the complete indentures, supplemental indentures and other documents that contain the terms of the debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture, supplemental indenture and other documents.

General

The debt securities that we may offer from time to time under this prospectus will be offered on terms determined by market conditions at the time of sale. Debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates.

Please refer to the applicable prospectus supplement for the specific terms of the debt securities being offered, including the following:

•	designation of an aggregate principal amount, purchase price and denomination;

•	date of maturity;

•	if other than U.S. dollars, the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;

•	the interest rate or rates and the method of calculating interest (unless we specify a different method, interest will be calculated based on a 360-day year consisting of 12 30-day months);

•

the date or dates from which the interest will accrue, the payment dates on which any premium and interest will be payable or the manner of determination of the payment dates and the record dates for the determination of holders to whom interest is payable;

•	the place or places where principal, premium, if any, and interest will be payable;

•	any redemption or sinking fund provisions or other repayment or repurchase obligations;

•	any index used to determine the amount of principal, premium, if any, and interest to be paid with respect to the debt securities;

•	the application, if any, of defeasance provisions to the debt securities;

•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity thereof;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

•	any terms pursuant to which the debt securities may be converted into or exercised or exchanged for other securities of ours, if applicable;

•	any covenants applicable to the debt securities;

•	any events of default applicable to the debt securities;

•	any changes to the events of default described in this prospectus;

•	the terms of subordination, if applicable; and

•	any other specific material terms, including any additions to the terms described in this prospectus and any terms that may be required by or advisable under applicable law.

In addition to the debt securities that may be offered under this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered under this prospectus.

Original Issue Discount

One or more series of debt securities offered under this prospectus may be sold at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in any applicable prospectus supplement. The indentures in the forms filed as exhibits to the registration statement of which this prospectus is a part would not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and would not limit us from issuing any other debt, including secured debt or unsecured debt.

Structural Subordination

We conduct all of our operations through our subsidiaries. As a result, we depend on dividends or other payments or advances from the earnings of our subsidiaries to generate the funds necessary to meet our financial obligations. We similarly will depend on dividends or other payments or advances from the earnings of our subsidiaries to generate the funds necessary to meet our financial obligations with respect to any debt securities offered by us under this prospectus. These subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on our financial obligations, except to the extent that they have agreed to guarantee the obligations or to make funds available to us. The subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. Holders of our debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may be a creditor with recognized and unsubordinated claims against our subsidiaries. In addition, our subsidiaries may be prohibited or limited from time to time, under the terms of the instruments governing their indebtedness, from paying dividends or otherwise making payments or advances or transferring assets to us.

Conversion or Exchange Rights

We will set forth in the prospectus supplement relating to the particular series of debt securities offered under this prospectus the terms, if any, on which the series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. If any debt securities offered under this prospectus have related conversion or exchange rights, we also will describe in any applicable prospectus supplement whether conversion or exchange is mandatory, at the option of the holder or at our option. Such debt securities may include provisions pursuant to which the number of our securities that the holders of the series of debt securities would receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that would restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, under the terms set forth in those forms of indentures, any successor of ours or acquirer of such assets would be required to assume all of our obligations under the indentures and the debt securities.

If any debt securities that we offer under this prospectus are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property may be required to make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Except as otherwise set forth in an applicable prospectus supplement, the following will be events of default under the indentures with respect to any series of debt securities that we may offer under this prospectus:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 consecutive days after we receive notice from the trustee or holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	if certain other specified events occur, as described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the penultimate bullet point above, the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately (a “declaration of acceleration”). Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be automatically due and payable without any notice or other action on the part of the trustee or any holder.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the declaration of acceleration and its consequences if:

•

we have paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of and premium, if any, on any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of such payment or deposit) and the amount payable to the trustee under the indenture; and

•	all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (other than bankruptcy defaults), except there may be no waiver of defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in the manner described above.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceeding as trustee;

•	such holders have offered indemnity satisfactory to the trustee against any related costs, losses, expenses and liabilities;

•	the trustee does not institute the proceeding within 90 days after the receipt of the notice, request and the offer of indemnity; and

•

during such 90-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a debt security to receive payment of the principal of, premium, if any, or interest on, such debt security or to bring suit for the enforcement of any such payment on or after the due date expressed in the debt security, which right shall not be impaired or affected without the consent of the holder.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

Except as otherwise described in an applicable prospectus supplement, the indentures will contain provisions permitting us and the trustee to modify an indenture or enter into or modify any supplemental indenture without the consent of any holders of the debt securities with respect to specific matters, including:

•	to fix any ambiguity, defect, omission or inconsistency in the indenture;

•	to comply with the provisions described above under “— Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;

•

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•

to add new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture;

•

to provide security for the debt securities or to provide for any guarantee of the debt securities or to confirm or evidence the release or termination of any guarantee of or lien securing the debt securities when such release or termination is permitted by the indenture; or

•	to change anything that would provide any additional rights or benefits to the holders or that does not materially adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge; Legal Defeasance and Covenant Defeasance

Each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

1. either:

A.

all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

B.

all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, interest on, the debt securities to the date of maturity or redemption;

2.

in respect of the immediately preceding clause, no event of default has occurred and is continuing on the date of the deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other indebtedness and, in each case, the granting of certain liens to secure such borrowings);

3.	we have paid or caused to be paid all sums payable by it under the indenture; and

4.

we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

We may, at our option at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series (“Legal Defeasance”), except for:

•

the rights of holders of outstanding debt securities of the applicable series to receive payments in respect of the principal of, premium on, if any, interest on, such debt securities when such payments are due from the trust referred to below;

•

our obligations with respect to the debt securities of the applicable series concerning issuing temporary debt securities, registering the transfer and exchange of debt securities, replacing mutilated, destroyed, lost or stolen debt securities and maintaining an office or agency for presentation of debt securities for registration of transfer and exchange or payment and service of notices upon us in respect of the debt securities and the indenture;

•	the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture, and our obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants to be described in the applicable indenture (“Covenant Defeasance”), and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of the applicable series.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding debt securities of the applicable series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

•

in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), and the granting of liens to secure such borrowings);

•

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we are a party or by which we are bound; and

•

we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This manner of holding securities is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if applicable;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless otherwise provided in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in an applicable prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described below or in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth below or in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities, except as otherwise described in a related prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities of that series or (iii) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

The indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.

The trustee may hold debt securities and is permitted to engage in other transactions with us and any of our subsidiaries or affiliates; provided that, if it acquires any conflicting interest, it must eliminate such conflict or resign.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in an applicable prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable escheatment laws, any money deposited with the trustee or any paying agent, or then held by us, in trust for the payment of the principal of, premium on, if any, or interest on any debt security and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to us on our request or (if then held by us) will be discharged from such trust; and the holder of such debt security will thereafter be permitted to look only to us for payment thereof and all liability of the trustee shall cease.

Governing Law

Except as otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act or other federal law is applicable and except with respect to the rights and obligations of the trustee, which will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and Second Amended and Restated Bylaws (the “Bylaws”), copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to applicable provisions of the following:

•	the Pennsylvania Business Corporation Law, as it may be amended from time to time;

•	the Articles of Incorporation, as they may be further amended or restated from time to time; and

•	the Bylaws, as they may be further amended or restated from time to time.

Common Stock

Pursuant to the terms of the Articles of Incorporation, we are authorized to issue up to 80,000,000 shares of common stock, $0.01 par value per share. As of January 31, 2020, an aggregate of 20,804.050 shares of our common stock was outstanding.

An applicable prospectus supplement relating to an offering of common stock or other securities convertible or exchangeable for, or exercisable into, common stock, or the settlement of which may result in the issuance of common stock, will describe the relevant terms, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities.

Voting Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividend Rights

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation Rights

Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and any shares offered by us hereby will be, when issued and paid for, fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. If we issue any preferred stock, the rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of our preferred stock.

Preferred Stock

Pursuant to the terms of the Articles of Incorporation, we are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, no shares of preferred stock were outstanding.

Our board of directors is authorized, subject to any limitations prescribed by law, without further shareholder approval, to provide for the issuance of shares of preferred stock in one or more series. Each series of preferred stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by our board of directors.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of our common stock.

The following description discusses the general terms of one or more series of preferred stock that we may offer under this prospectus. While the terms we have summarized below may generally apply to any preferred shares that we may offer, our board of directors will include the specific terms of each series of preferred stock in a statement of preferred stock that will be filed with the Pennsylvania Department of State and with the SEC in connection with an offering of preferred stock, and we will describe the particular terms of any series of preferred stock that we may offer in more detail in an applicable prospectus supplement. The terms of any series of preferred stock that we offer under this prospectus may differ from the terms we describe below. In general, the terms of a series of preferred stock that we may offer may include:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	if applicable, any provision for adjustment of the number or amount of shares of common stock or other securities receivable upon conversion of the preferred stock;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

Certain Corporate Anti-Takeover Provisions

The Articles of Incorporation and the Bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of the Company. These provisions include the following:

•

Preferred Stock. Our board of directors has the authority to issue one or more series of preferred stock with voting rights and other powers as the board of directors may determine, as described above.

•

Removal of Directors, Vacancies. Our shareholders are able to remove directors only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on the board of directors may be filled only by the board of directors.

•

No Cumulative Voting. The Articles of Incorporation provide that our shareholders do not have the right to cumulative votes in the election of directors. Under Pennsylvania law, cumulative voting rights would have been available to the holders of our common stock if the Articles of Incorporation had not negated cumulative voting.

•

No Shareholder Action by Written Consent; Calling of Special Meetings of Shareholders. The Articles of Incorporation do not permit shareholder action without a meeting by consent except for the unanimous consent of all holders of our common stock. The Articles of Incorporation also provide that special meetings of the shareholders may be called only by the board of directors or the chairman of the board of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

In addition, the Pennsylvania Business Corporation Law (the “BCL”) provides that directors may, in discharging their duties, consider the effects of any action upon employees, suppliers, customers and the communities in which its offices are located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies’ interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on “poison pills” or the anti-takeover provisions of the BCL. We do not currently have a “poison pill.”

Pennsylvania Anti-Takeover Law Provisions

The BCL provides, in its subchapters 25(E), 25(F), 25(G), 25(H), 25(I) and 25(J), certain anti-takeover protections with respect to corporations that do not elect out of them. Under the Articles of Incorporation, we have elected out of these subchapters.

The BCL permits an amendment of a corporation’s articles of incorporation or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “KOP.”

DESCRIPTION OF OTHER SECURITIES

We will set forth in any applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	to or through brokers or dealers;

•	directly to investors, including through a specific bidding, auction or other process;

•	directly to agents;

•	through a combination of any of the above methods of sale; or

•	by any other method permitted pursuant to applicable law.

We may distribute the securities offered under this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a supplement to this prospectus to describe the terms of any offering by us. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us, if any;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any commissions paid to agents; and

•	other facts material to the transaction.

We will bear substantially all of the costs, expenses and fees in connection with the registration of the offering of the securities described in the registration statement of which this prospectus is a part.

Underwriters, Agents and Dealers

Agents may from time to time solicit offers to purchase the securities. If required, any agent involved in the offer or sale of the securities will be named, and any compensation payable to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in the prospectus supplement.

We will describe in the applicable prospectus supplement any compensation paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may grant underwriters who participate in the distribution of securities offered under this prospectus an option to purchase additional securities in connection with the distribution.

Market-Making, Stabilization and Other Transactions

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued at any time without notice.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or in a post-effective amendment to the registration statement of which this prospectus is a part). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. However, under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Indemnification; Other Relationships

We may have agreements with underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. Underwriters, agents and dealers, and their affiliates, may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business. This includes commercial banking and investment banking transactions.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of Koppers Holdings Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, are incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the Company’s method of accounting for leases.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are a reporting company, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and our reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We maintain a website at www.koppers.com. The information on our website is not part of this prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any information we incorporate in this manner is considered part of this prospectus from the date we file that document, except to the extent updated and superseded by information contained either in this prospectus or an applicable prospectus supplement or in a later dated document incorporated by reference in this prospectus. Some information that we will file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the following documents or information that we have filed or will file with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 27, 2020;

•	Current Reports on Form 8-K filed on January 6, 2020 and February 18, 2020;

•	Description of our common stock contained in our registration statement on Form 8-A dated January 27, 2006; and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which the offering of the securities under this prospectus is terminated, except as noted below.

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. You should not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract or other document, those provisions are qualified in all respects by reference to all of the provisions of that contract or other document. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference in this prospectus modifies or supersedes the statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. For a more complete understanding and description of each such contract or other document, we urge you to read the documents contained in the exhibits to the registration statement of which this prospectus is a part.

You may request a copy of any or all documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus at no cost, by telephoning or writing us at the following:

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

Attention: Secretary

You may also review a copy of the registration statement of which this prospectus is a part and its exhibits through the SEC’s website.

You should rely only on the information contained in this prospectus and any related prospectus supplement or incorporated by reference in this prospectus and any related prospectus supplement. We have not authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference or included in any prospectus supplement is accurate only as of the date given in the document incorporated by reference or the prospectus supplement, as applicable, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our securities.

KOPPERS HOLDINGS INC.

Up to $100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley FBR

February 27, 2020